Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ONESTREAM, INC.

OneStream, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.
The original Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of the State of Delaware on October 15, 2021 (as heretofore amended, the “Original Certificate”).
2.
The Corporation is filing this Amended and Restated Certificate of Incorporation of the Corporation, which restates, integrates and further amends the Original Certificate, as heretofore amended (the “Certificate of Incorporation”), and which was duly adopted by all necessary action of the board of directors of the Corporation (the “Board of Directors”) and the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).
3.
The text of the Original Certificate is hereby amended and restated in its entirety by this Certificate of Incorporation to read in full as follows:

ARTICLE I

The name of the Corporation is OneStream, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 850 New Burton Road, Suite 201, in the City of Dover, County of Kent, Delaware 19904. The name of its registered agent at such address is Cogency Global Inc.

ARTICLE III

The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, including, without limitation, (i) investing in securities of OneStream Software LLC, a Delaware limited liability company, or any successor entities thereto (“OneStream Software LLC”) and any of its subsidiaries, (ii) exercising all rights, powers, privileges and other incidents of ownership or possession with respect to the Corporation’s assets, including managing, holding, selling and disposing of such assets and (iii) engaging in any other activities incidental or ancillary thereto.

ARTICLE IV

Section 4.1 Authorized Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 3,800,000,000, which shall be divided into two classes, consisting of 3,700,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 100,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). The Common Stock shall be divided into four series, of which 2,500,000,000 shares are designated as Class A Common Stock (the “Class A Common Stock”), 300,000,000 shares are designated as Class B Common Stock (the “Class B Common Stock”), 300,000,000 shares are designated as Class C Common Stock (the “Class C Common Stock”) and 600,000,000 shares are designated as Class D Common Stock (the “Class D Common Stock”). For the avoidance of doubt, each of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock is a series of the class of Common Stock for all purposes, including, without limitation, under Section 242 of the DGCL.

Immediately upon the effectiveness of the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), (i) each share of the Corporation’s Class A Common Stock, par value $0.0001 per share, issued and outstanding or held as treasury stock immediately prior to the Effective Time (the “Old Class A Common Stock”) shall, automatically and without further action by any stockholder, be reclassified as, and shall become, one share of Class A Common Stock, (ii) each share of the Corporation’s Class B Common Stock, par value $0.0001 per share, issued and outstanding or held as treasury stock immediately prior to the Effective Time (the “Old Class B Common Stock”) shall, automatically and without further action by any stockholder, be reclassified as, and shall become, one share of Class B Common Stock, (iii) each share of the Corporation’s Class C Common Stock, par value $0.0001 per share, issued and outstanding or held as treasury stock immediately prior to the Effective Time (the “Old Class C Common Stock”) shall, automatically and without further action by any stockholder, be reclassified as, and shall become, one share of Class C Common Stock, and (iv) each share of the Corporation’s Class D Common Stock, par value $0.0001 per share, issued and outstanding or held as treasury stock immediately prior to the Effective Time (collectively with the Old Class A Common Stock, the Old Class B Common Stock, and the Old Class C Common Stock, the “Old Common Stock”) shall, automatically and without further action by any stockholder, be reclassified as, and shall become, one share of Class D Common Stock ((i)-(iv), collectively, the “Reclassification”). The stockholders registered on the Corporation’s books as the owner of any shares of Old Common Stock shall be registered on the Corporation’s books as the owners of shares of the applicable series of Common Stock issued upon the Reclassification. Each stock certificate that immediately prior to the Effective Time represented shares of Old Common Stock shall, automatically and without the necessity of presenting the same for exchange, from and after the Effective Time, be deemed to represent the shares of Common Stock into which such shares have been reclassified pursuant to the Reclassification until such time as the same shall have been cancelled or exchanged.

Section 4.2 Preferred Stock. The Board of Directors is authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series and to fix the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter, by resolution or resolutions, the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), redemption price or prices, restrictions on the issuance of shares of such series, dissolution preferences and rights in respect of any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase (but not above the total number of authorized shares of Preferred Stock) or decrease

(but not below the number of shares of such series then outstanding) the number of shares of any series so created (except where otherwise provided in the Preferred Stock Designation), subsequent to the issue of that series. Unless otherwise provided in the applicable Preferred Stock Designation(s), if the authorized number of shares of any series shall be so decreased, the Corporation shall take all such steps as are necessary to cause the shares constituting such decrease to resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Unless otherwise provided in any Preferred Stock Designation, there shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by a duly authorized committee of the Board of Directors, providing for the issuance of the various series of Preferred Stock.

Section 4.3 Number of Authorized Shares. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the requisite vote of the stockholders entitled to vote thereon, without a separate class vote of the holders of Common Stock or Preferred Stock, unless a separate vote of any such holders is required pursuant to the terms of any Preferred Stock Designation, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.4 Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock. The powers, preferences and rights of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock, and the qualifications, limitations or restrictions thereof, are as follows:

(a)
Voting Rights. Except as otherwise required by law,
(i)
Each share of Class A Common Stock shall entitle the record holder thereof as of the applicable record date to one vote per share in person or by proxy on all matters submitted to a vote of the holders of Class A Common Stock, whether voting separately as a series or otherwise.
(ii)
Each share of Class B Common Stock shall entitle the record holder thereof as of the applicable record date to one vote per share in person or by proxy on all matters submitted to a vote of the holders of Class B Common Stock, whether voting separately as a series or otherwise.
(iii)
Each share of Class C Common Stock shall entitle the record holder thereof as of the applicable record date to ten votes per share in person or by proxy on all matters submitted to a vote of the holders of Class C Common Stock, whether voting separately as a series or otherwise.
(iv)
Each share of Class D Common Stock shall entitle the record holder thereof as of the applicable record date to ten votes per share in person or by proxy on all matters submitted to a vote of the holders of Class D Common Stock, whether voting separately as a series or otherwise.

(v)
Except as otherwise required by applicable law or this Certificate of Incorporation, the holders of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall vote together as a single class (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock, as a single class with such holders of Preferred Stock) on all matters submitted to a vote of stockholders of the Corporation.
(b)
Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock and Class D Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Class A Common Stock and Class D Common Stock out of the assets or funds of the Corporation that are by law available therefor, at such times and in such amounts as the Board of Directors in its discretion shall determine. Dividends may not be declared or paid (i) on the Class A Common Stock unless a dividend of the same amount per share and same type of cash or property (or combination thereof) per share is concurrently declared or paid on the Class D Common Stock or (ii) on the Class D Common Stock unless a dividend of the same amount per share and same type of cash or property (or combination thereof) per share is concurrently declared or paid on the Class A Common Stock; provided, however, in the event any dividend is declared or paid in-kind in shares of Class A Common Stock or shares of Class D Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), as applicable, then the holders of Class A Common Stock will be entitled to receive such dividends only in the form of shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, Class A Common Stock) and the holders of Class D Common Stock will be entitled to receive such dividend only in the form of shares of Class D Common Stock (or rights to acquire, or securities convertible into or exchangeable for, Class D Common Stock) (provided, any such dividend shall be required to be declared and paid at the same rate on the outstanding shares of Class A Common Stock as it is on the outstanding shares of Class D Common Stock and vice versa). Other than in connection with a dividend declared by the Board of Directors in connection with a “poison pill” or similar stockholder rights plan, dividends shall not be declared or paid on the Class B Common Stock or Class C Common Stock and the holders of shares of Class B Common Stock or Class C Common Stock shall have no right to receive dividends in respect of such shares of Class B Common Stock or Class C Common Stock; provided, however, in the event any dividend is declared or paid in-kind in shares of Class A Common Stock and shares of Class D Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), the holders of Class B Common Stock and Class C Common Stock will be entitled to receive such dividends in the form of shares of Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, Class B Common Stock) and the holders of Class C Common Stock will be entitled to receive such dividend only in the form of shares of Class C Common Stock (or rights to acquire, or securities convertible into or exchangeable for, Class C Common Stock) such that the same proportionate equity ownership among the holders of outstanding Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock on the record date for such dividend is preserved through the payment date, unless different treatment of the shares of each such series is approved by (i) the holders of a majority of the outstanding shares of Class A Common Stock, (ii) the holders of a majority of the outstanding shares of Class B Common Stock, (iii) the holders of a majority of the outstanding shares of Class C Common Stock, (iv) and the holders of a majority of the outstanding shares of Class D Common Stock, each of (i), (ii), (iii) and (iv) voting as separate series. In the event of any such dividend, the Corporation shall cause OneStream Software LLC to make corresponding changes to the Common Units to give effect to such dividend.

(c)
Liquidation Rights. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provisions for preferential and other amounts, if any, to which the holders of Preferred Stock or any class or series of stock having a preference over the Class A Common Stock and Class D Common Stock with respect to payments in liquidation shall be entitled, the remaining assets and funds of the Corporation available for distribution shall be divided among and paid ratably to the holders of all outstanding shares of Class A Common Stock and Class D Common Stock in proportion to the number of shares held by each such stockholder. The holders of shares of Class B Common Stock and Class C Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any liquidation. A consolidation, reorganization or merger of the Corporation with any other Person or Persons (as defined below), or a sale of all or substantially all of the assets of the Corporation, shall not be considered to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Section 4.4(c). Notwithstanding anything to the contrary, (i) subject to the rights of the holders of any series of Preferred Stock, and for so long as the KKR Investors (as defined in the Stockholders’ Agreement (as defined below)) are entitled to exercise the rights set forth in Section 2(g)(i) of the Stockholders’ Agreement or any successor provision, the written consent or agreement of KKR shall be required before the Corporation enters into a transaction or agreement that would result in a Change of Control (as defined below) as set forth in Section 2(g)(i) of the Stockholders’ Agreement, and (ii) from and after the occurrence of the Trigger Event (as defined below), the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required for the Corporation or its subsidiaries to engage in any transaction that results in a Change of Control.
(d)
Class B Common Stock.
(i)
From and after the Effective Time, shares of Class B Common Stock may be issued only to, and registered only in the name of, (A) Permitted Class C Owners (as defined below) upon a conversion of such Permitted Class C Owner’s shares of Class C Common Stock into an equal number of shares of Class B Common Stock in accordance with this Certificate of Incorporation, and (B) holders of Common Units (as defined in the Sixth Amended and Restated Operating Agreement of OneStream Software LLC, dated as of the date hereof, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “LLC Agreement”)) issued after the Effective Time (other than to the Corporation) for such consideration and for such corporate purposes as the Board of Directors may from time to time determine, and in the case of the foregoing clauses (A) and (B), their respective Permitted Transferees (as defined below) in accordance with Section 4.5 (including all subsequent Permitted Transferees).
(ii)
In the event that there is a merger, consolidation or Change of Control that was approved by the Board of Directors prior to such merger, consolidation or Change of Control, without limiting the rights of the holders of Class B Common Stock to have their Common Units redeemed or exchanged in accordance with Article XI of the LLC Agreement, the holders of shares of Class B Common Stock shall not be entitled to receive more than $0.0001 per share of Class B Common Stock.

(e)
Class C Common Stock.
(i)
From and after the Effective Time, shares of Class C Common Stock may be issued only to, and registered only in the name of, the Continuing Members (as defined below) and their respective Permitted Transferees (as defined below) in accordance with Section 4.5 (including all subsequent Permitted Transferees) (collectively, the “Permitted Class C Owners”).
(ii)
In the event that there is a merger, consolidation or Change of Control that was approved by the Board of Directors prior to such merger, consolidation or Change of Control, without limiting the rights of the holders of Class C Common Stock to have their Common Units redeemed or exchanged in accordance with Article XI of the LLC Agreement, the holders of shares of Class C Common Stock shall not be entitled to receive more than $0.0001 per share of Class C Common Stock.
(f)
Class D Common Stock. From and after the Effective Time, shares of Class D Common Stock may be issued only to, and registered only in the name of, (i) Permitted Class C Owners in connection with a redemption or exchange of such Permitted Class C Owner’s Common Units in accordance with the LLC Agreement and (ii) beneficial owners of equity securities of a corporation or other business entity that held Common Units immediately prior to the Effective Time, provided that such shares of Class D Common Stock are issued in connection with a merger of such corporation or other business entity with and into the Corporation prior to the completion of the IPO, and in the case of the foregoing clauses (i) and (ii), their respective Permitted Transferees in accordance with Section 4.5 (including all subsequent Permitted Transferees).
(g)
Equal Ratio of Common Units and Class B Common Stock and Class C Common Stock. The Corporation shall, to the fullest extent permitted by law, undertake all necessary and appropriate action within its control to ensure that the aggregate number of shares of Class B Common Stock and Class C Common Stock issued by the Corporation at any time to, or otherwise held of record by, any stockholder of the Corporation shall be equal to the aggregate number of Common Units held of record by such Person in accordance with the terms of the LLC Agreement.
(h)
Adjustments for Subdivisions, Combinations or Reclassifications of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock. If the Corporation in any manner subdivides, combines or reclassifies the outstanding shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, the outstanding shares of the other such series shall, concurrently therewith, be subdivided, combined, or reclassified in the same proportion and manner such that the same proportionate equity ownership among the holders of outstanding Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock on the record date for such subdivision, combination or reclassification is preserved, unless different treatment of the shares of each such series is approved by (i) the holders of a majority of the outstanding shares of Class A Common Stock, (ii) the holders of a majority of the outstanding shares of Class B Common Stock, (iii) the holders of a majority of the outstanding shares of Class C Common Stock, (iv) and the holders of a majority of the outstanding shares of Class D Common Stock, each of (i), (ii), (iii) and (iv) voting as separate series. In the event of any such subdivision, combination or reclassification, the Corporation shall cause OneStream Software LLC to make corresponding changes to the Common Units to give effect to such subdivision, combination or reclassification, as applicable.

Section 4.5 Transfer of Class B Common Stock, Class C Common Stock and Class D Common Stock; Conversion of Class C Common Stock and Class D Common Stock.

(a)
A holder of Class B Common Stock or Class C Common Stock may surrender and Transfer shares of such Class B Common Stock or Class C Common Stock, as applicable, to the Corporation for cancellation for no consideration at any time. Following the surrender and Transfer, or other acquisition, of any shares of Class B Common Stock or Class C Common Stock to or by the Corporation, the Corporation will take all actions necessary to cancel and retire such shares and such shares shall not be re-issued by the Corporation.
(b)
Except as set forth in Section 4.5(a), a holder of Class B Common Stock or Class C Common Stock may Transfer shares of Class B Common Stock or Class C Common Stock only to a Permitted Transferee of such holder, and only if such holder also simultaneously Transfers an equal number of such holder’s Common Units to such Permitted Transferee in compliance with the LLC Agreement. The Transfer restrictions described in this Section 4.5(b) are referred to as the “Restrictions.”
(c)
Any purported Transfer of shares of Class B Common Stock or Class C Common Stock in violation of the Restrictions shall be null and void ab initio. If, notwithstanding the Restrictions, a Person, voluntarily or involuntarily (including by way of a foreclosure), purportedly becomes or attempts to become, the purported owner (the “Purported Owner”) of shares of Class B Common Stock or Class C Common Stock, as applicable, in violation of the Restrictions, then the Purported Owner shall not obtain any rights in, to or with respect to such shares of (i) Class B Common Stock (the “Restricted Class B Shares”) or (ii) Class C Common Stock (the “Restricted Class C Shares”), and the purported Transfer of the Restricted Class B Shares or the Restricted Class C Shares, as applicable, to the Purported Owner shall not be recognized by the Corporation, the Corporation’s transfer agent (the “Transfer Agent”) or the Secretary of the Corporation and each holder of such Restricted Class B Shares or Restricted Class C Shares shall, to the fullest extent permitted by law, automatically, without any further action on the part of the Corporation, the holder thereof, the Purported Owner or any other party, not be entitled to any voting rights with respect to those shares.
(d)
If any holder of shares of Class D Common Stock Transfers shares of Class D Common Stock to a Permitted Transferee of such holder, such shares shall remain shares of Class D Common Stock upon consummation of such Transfer. If any holder of shares of Class D Common Stock, voluntarily or involuntarily (including by way of a foreclosure), purportedly Transfers, or attempts to Transfer, any such shares of Class D Common Stock to any Person that is not a Permitted Transferee of such holder, upon consummation of such Transfer, such shares of Class D Common Stock shall be automatically converted into an equal number of fully paid and non-assessable shares of Class A Common Stock and the purported transferee of such shares of Class D Common Stock shall not obtain any rights in, to or with respect to such shares of Class D Common Stock (the “Class D Restricted Shares”) (other than rights in, to or with respect to the shares of Class A Common Stock into which such Class D Restricted Shares are converted), and the purported Transfer of such Class D Restricted Shares shall not be recognized by the Corporation, the Transfer Agent or the Secretary of the Corporation (other than to the extent necessary to recognize the ownership by the transferee of the shares of Class A Common Stock into which such Class D Restricted Shares are converted).
(e)
Upon a determination by the Board of Directors that a Person has attempted or may attempt to Transfer or to acquire Restricted Class B Shares or Restricted Class C Shares in violation of the Restrictions, the Corporation may take such action as it deems necessary or advisable to refuse to give effect to such Transfer or acquisition on the books and records of the Corporation, including without limitation to cause the Transfer Agent or the Secretary of the Corporation, as applicable, to not record the Purported Owner as the record owner of the Restricted Class B Shares or the Restricted Class C Shares and

to institute proceedings to enjoin or rescind any such Transfer or acquisition. Upon a determination by the Corporation that a Person has attempted or may attempt to Transfer shares of Class D Common Stock to a Person that is not a Permitted Transferee of such holder, the Corporation may take such action as it deems necessary or advisable to refuse to give effect to such Transfer or acquisition by such purported transferee of the shares of Class D Common Stock on the books and records of the Corporation, including without limitation to cause the Transfer Agent or the Secretary of the Corporation, as applicable, to not record the purported transferee as the record owner of the Class D Restricted Shares, and to institute proceedings to enjoin or rescind any such Transfer or acquisition (in each case, other than to the extent necessary to recognize the ownership by the transferee of the shares of Class A Common Stock into which such Class D Restricted Shares are converted).
(f)
The Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures not inconsistent with the provisions of this Section 4.5 for determining whether any Transfer or acquisition of shares of Class B Common Stock or Class C Common Stock would violate the Restrictions, or whether any Transfer or acquisition of shares of Class D Common Stock is being made to a Person that is not a Permitted Transferee of the transferor, and for the orderly application, administration and implementation of the provisions of this Section 4.5. Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with the Transfer Agent and shall be made available for inspection by and, upon written request shall be mailed to, any requesting holders of shares of Class B Common Stock, Class C Common Stock and/or Class D Common Stock.
(g)
At 5:00 p.m. (Eastern time) on the first trading day that is seven years following the closing of the Corporation’s initial public offering of Class A Common Stock in a firm commitment underwritten offering pursuant to an effective registration statement under the Securities Act (as defined below) (the “IPO”), (i) each share of the outstanding Class C Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one validly issued, fully paid and non-assessable share of Class B Common Stock and (ii) each share of the outstanding Class D Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one validly issued, fully paid and non-assessable share of Class A Common Stock.
(h)
Each share of the outstanding Class C Common Stock held of record by a natural person, other than Thomas Shea, or by such natural person’s Permitted Transferees, shall automatically, without further action by the Corporation or the holder thereof, convert into one validly issued, fully paid and non-assessable share of Class B Common Stock upon the death or Incapacity of such natural person, and each share of the outstanding Class D Common Stock held of record by a natural person, other than Thomas Shea, or by such natural person’s Permitted Transferees, shall automatically, without further action by the Corporation or the holder thereof, convert into one fully paid and non-assessable share of Class A Common Stock upon the death or Incapacity of such natural person. Upon the death or Incapacity of Thomas Shea, each outstanding share of Class C Common Stock held of record by Thomas Shea, the Shea Related Parties or Thomas Shea’s Permitted Transferees shall automatically convert into one validly issued, fully paid and non-assessable share of Class B Common Stock at 5:00 p.m. (Eastern time) on the date that is nine months after the date of death or Incapacity of Thomas Shea. Upon the death or Incapacity of Thomas Shea, each share of the outstanding Class D Common Stock held of record by Thomas Shea, the Shea Related Parties or by Thomas Shea’s Permitted Transferees shall automatically convert into one validly issued, fully paid and non-assessable share of Class A Common Stock at 5:00 p.m. (Eastern time) on the date that is nine months after the date of death or Incapacity of Thomas Shea.

(i)
Each share of Class C Common Stock shall be convertible at any time, at the option of the holder thereof and without the payment of additional consideration by the holder thereof, into one fully paid and non-assessable share of Class B Common Stock. Each share of Class D Common Stock shall be convertible at any time, at the option of the holder thereof and without the payment of additional consideration by the holder thereof, into one fully paid and non-assessable share of Class A Common Stock. To effect a voluntary conversion of shares of Class C Common Stock or Class D Common Stock, the holder thereof shall provide written notice to the Transfer Agent; provided, that such notice may specify a future time or future event upon which such conversion shall be effective.

Section 4.6 Certificates. All certificates representing shares of Class B Common Stock and/or Class C Common Stock shall bear a legend substantially in the following form (or in such other form as the Board of Directors may determine):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION AS IT MAY BE AMENDED AND/OR RESTATED AND THE OPERATING AGREEMENT OF ONESTREAM SOFTWARE LLC AS IT MAY BE AMENDED AND/OR RESTATED (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).

A notice of such legend shall be given to holders of shares of Class B Common Stock and/or Class C Common Stock in accordance with applicable law.

All certificates representing shares of Class D Common Stock shall bear a legend substantially in the following form (or in such other form as the Board of Directors may determine):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION AS IT MAY BE AMENDED AND/OR RESTATED (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).

A notice of such legend shall be given to holders of shares of Class D Common Stock in accordance with applicable law.

Section 4.7 Amendment.

Except as otherwise required by law, holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the rights, powers, or preferences of, the qualifications, limitations or restrictions of, or the other terms of one or more outstanding series of Preferred Stock.

ARTICLE V

Section 5.1 Shares Reserved for Issuance.

(a)
The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, such number of shares of Class A Common Stock that shall from time to time be sufficient to effect (i) the redemption or exchange of all outstanding Common Units held by the holders of Class B Common Stock (along with Class B Common Stock) for shares of Class A Common Stock and (ii) the conversion of all outstanding shares of Class D Common Stock (including those shares of Class D Common Stock issuable upon exchange or redemption of all outstanding Common Units held by holders of Class C Common Stock (along with Class C Common Stock)) into shares of Class A Common Stock; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the exchange of the Common Units or conversion of shares of Class D Common Stock by delivery of shares of Class A Common Stock that are held in the treasury of the Corporation.
(b)
The Corporation shall use its best efforts to cause to be reserved and kept available for issuance at all times a number of authorized but unissued shares of Class B Common Stock that shall be sufficient to effect (i) the conversion of all outstanding shares of Class C Common Stock into shares of Class B Common Stock and (ii) the issuance of shares of Class B Common Stock to holders of Common Units issued after the Effective Time for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.
(c)
The Corporation shall use its best efforts to cause to be reserved and kept available for issuance at all times a sufficient number of authorized but unissued shares of Class D Common Stock to permit the redemption or exchange of all outstanding Common Units held by the holders of Class C Common Stock (along with Class C Common Stock) for shares of Class D Common Stock.

ARTICLE VI

Section 6.1 In furtherance and not in limitation of the powers conferred upon it by the DGCL, the Board of Directors shall have the power to adopt, amend, alter or repeal the bylaws of the Corporation as in effect from time to time (the “Bylaws”). From and after the occurrence of the Trigger Event, the stockholders may not adopt, amend, alter or repeal the Bylaws unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

Section 6.2 Notwithstanding anything herein to the contrary, in addition to any other vote or consent required by this Certificate of Incorporation or applicable law, the Disinterested Majority Quorum Condition (as defined in the Bylaws) may not be amended, altered or repealed, and no provision of the Bylaws inconsistent therewith may be adopted, unless such amendment, alteration or repeal is approved by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE VII

Section 7.1 Ballot. Elections of directors of the Corporation (each such director, in such capacity, a “Director”) need not be by written ballot unless the Bylaws shall so provide.

Section 7.2 Number and Terms of the Board of Directors. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, to elect directors, the number of Directors shall be fixed from time to time exclusively by a majority of the Whole Board of Directors (as defined below); provided, that for as long as the Stockholders’ Agreement is in effect, the number of Directors shall never be less than the aggregate number of Directors that the KKR Investors are entitled to nominate from time to time pursuant to Section 2(a) thereof. Each Director shall be entitled to one vote on each matter presented to the Board of Directors; provided, that for so long as the Disinterested Majority Quorum Condition is satisfied, the affirmative vote of the Disinterested Majority (as defined in the LLC Agreement) shall be required for the authorization by the Board of Directors of any of the matters expressly requiring such approval as set forth in the Bylaws or the LLC Agreement. At all meetings of the Board of Directors, a majority of the Whole Board of Directors shall constitute a quorum for the transaction of business; provided, that so long as the KKR Director Quorum Requirement (as defined in the Bylaws) is applicable, the presence of at least one KKR Director (as defined in the Stockholders’ Agreement) shall be required to have a quorum for the transaction of business by the Board of Directors; provided further, however, that the KKR Director Quorum Requirement shall not apply to any meeting of the Disinterested Majority to the extent that each KKR Director would be an interested director for purposes of any transaction to be considered by the Disinterested Majority at such meeting and a Disinterested Majority shall constitute a quorum for the transaction of such business as long as such Disinterested Majority comprises at least one-third of the Whole Board of Directors. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present; provided, that if a quorum does not exist at any properly called meeting of the Board of Directors due to the failure to satisfy the KKR Director Quorum Requirement, such meeting shall be adjourned and, subject to the obligation to provide prior notice pursuant to these bylaws to the Whole Board of Directors, recalled for the same purpose at least 24 hours and not more than 10 days from the date of such adjournment, and the attendance of a KKR Director shall not be required to establish quorum for such recalled meeting.

Section 7.3 Newly Created Directorships and Vacancies. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, to elect Directors, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board of Directors that results from the death, disability, resignation, disqualification or removal of any Director (including pursuant to the Stockholders’ Agreement) or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of Directors then in office, even if less than a quorum, or by a sole remaining Director, and shall not be filled by the stockholders unless the Board of Directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders. Notwithstanding the foregoing, for as long as the Stockholders’ Agreement is in effect, any vacancy caused by the death, disability, removal or resignation of any KKR Director shall, at KKR’s option, be filled solely by (x) KKR in a written instrument delivered to the Corporation or (y) a majority of the remaining Directors, even if less than a quorum, in accordance with the Stockholders’ Agreement, so long as, after giving effect to the filling of such vacancy, the number of KKR Directors in office does not exceed the number of Directors the KKR Investors are entitled to nominate pursuant to Section 2(a) of the Stockholders’ Agreement. Any Director elected to fill a newly created directorship or vacancy in accordance with the preceding provisions of this Section 7.3 shall hold office until the next annual meeting of stockholders held to elect the class of Directors to which such Director is elected and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification, or removal.

Section 7.4 Term and Removal for Cause. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, to elect Directors, each Director shall hold office until the annual meeting at which such Director’s term expires and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of Directors shall shorten the term of any incumbent Director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, to elect Directors, the Board of Directors or any individual Director may be removed from office at any time either with or without cause by the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon; provided, however, that from and after the time when the KKR Related Parties (as defined below) and the Shea Related Parties first cease to beneficially own, in the aggregate, a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation (the “Trigger Event”), (i) any individual Director (other than any Director elected by the separate vote of the holders of any series of Preferred Stock) may be removed from office only by the affirmative vote of the holders of capital stock representing at least 66-2/3% of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon and (ii) for so long as the Board of Directors is classified as provided in Section 7.5, no such Director may be removed without cause.

Section 7.5 Classified Board. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, to elect Directors, the Directors shall be classified, with respect to the time for which they shall hold their respective offices, by dividing them into three classes, with each Director then in office to be designated as a Class I Director, a Class II Director or a Class III Director, with each class to be apportioned as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the time at which the initial classification of the Board of Directors becomes effective; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the time at which the initial classification of the Board of Directors becomes effective. Following the initial term as set forth in the immediately preceding sentence, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected and until his or her successor is duly elected and qualified, subject to such Director’s earlier death, resignation or removal in accordance with Section 7.4 of this Certificate of Incorporation. The Board of Directors is authorized to assign each Director already in office at the Effective Time, as well as each Director elected or appointed to a newly created directorship due to an increase in the size of the Board of Directors, to Class I, Class II or Class III. If the number of Directors is changed, any newly created directorships or decrease in directorships shall be so apportioned hereafter among the classes as to make all classes as nearly equal in number as is practicable; provided, that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent Director. The provisions of this Section 7.5 are subject to the rights of the holders of any class or series of Preferred Stock to elect directors and such directors need not serve classified terms.

Section 7.6 Notice. Advance notice of stockholder nominations for election of Directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

Section 7.7 Preferred Directors. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any Preferred Stock Designation) applicable thereto. The number of Directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 7.2 hereof, and the total number of Directors constituting the Whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate (in which case each such Director thereupon shall cease to be qualified as, and shall cease to be, a Director) and the total authorized number of Directors of the Corporation shall automatically be reduced accordingly.

Section 7.8 No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of Directors.

Section 7.9 Chairperson of the Board of Directors. For so long as the KKR Investors beneficially own on a collective basis at least 25% in voting power of the outstanding shares of Common Stock, KKR shall have the sole power to appoint any Director as chairperson of the Board of Directors (including, without limitation, appointing any Director to fill a vacancy in the role of chairperson of the Board of Directors) and to remove any person serving as chairperson of the Board of Directors from such position.

Section 7.10 Lead Independent Director. For so long as the KKR Investors beneficially own on a collective basis at least 25% in voting power of the outstanding shares of Common Stock, (i) KKR shall have the sole power to appoint any Director as Lead Independent Director (as defined in the Stockholders’ Agreement) (including, without limitation, appointing any Director to fill a vacancy in the role of Lead Independent Director) and to remove any person serving as Lead Independent Director from such position and (ii) the Corporate Governance Guidelines (as defined in the Stockholders’ Agreement) of the Corporation shall not be amended, modified, supplemented and/or restated with respect to the role, responsibilities or duties of the Lead Independent Director without the consent of KKR.

Section 7.11 Committees. For so long as the KKR Investors are entitled to elect at least one Director pursuant to Section 2(a) of the Stockholders’ Agreement, KKR shall have the power to appoint or direct the appointment of at least one KKR Director to each committee of the Board of Directors, subject to any restrictions on the right of any KKR Director to serve on any such committee set forth in Section 2(e) of the Stockholders’ Agreement.

Section 7.12 Chief Executive Officer. For so long as the KKR Investors beneficially own on a collective basis at least 25% in voting power of the outstanding shares of Common Stock, the Corporation shall not terminate, hire or appoint the Corporation’s chief executive officer (or other Person performing duties of principal executive officer of the Corporation) without first obtaining the written consent or agreement of KKR.

ARTICLE VIII

Section 8.1 Consent of Stockholders In Lieu of Meeting. Prior to the occurrence of the Trigger Event, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, are (i) signed by the holders of outstanding shares of stock of the Corporation representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation then issued and outstanding entitled to vote thereon were present and voted, and (ii) delivered to the Corporation in accordance with applicable law. From and after the occurrence of the Trigger Event, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by consent in lieu of a meeting; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Preferred Stock Designation(s).

Section 8.2 Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock, from and after the occurrence of the Trigger Event, a special meeting of the stockholders may be called at any time by (i) the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board of Directors, (ii) the chairperson of the Board of Directors, or (iii) the chief executive officer. Prior to the Trigger Event, a special meeting of the stockholders may be called at any time by (i) the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board of Directors, (ii) the chairperson of the Board of Directors, (iii) the chief executive officer, or (iv) the holders of a majority of the voting power of the Voting Stock. Except as set forth in this Section 8.2, a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

ARTICLE IX

The Corporation reserves the right to amend, alter, change, adopt or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation, from and after the occurrence of the Trigger Event, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors shall be required to amend or repeal, or adopt any provision of this Certificate of Incorporation inconsistent with, Section 4.2, Section 4.3, Section 4.4, Section 6.1 , Section 7.3, Section 7.4, Section 7.5, Section 7.6, Section 7.8, Section 8.1, Section 8.2 or this Article IX; provided further, that (i) for so long as the KKR Director Quorum Requirement remains in effect, the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors shall be required to amend or repeal, or adopt any provision of this Certificate of Incorporation inconsistent with Section 6.2, and (ii) any amendment (including by merger, consolidation or otherwise) to this Certificate of Incorporation that gives holders of the Class B Common Stock or Class C Common Stock (A) any rights to receive dividends (other than as set forth in the last sentence of Section 4.4(b) of Article IV) or any other kind of distribution, (B) any right to convert into or be exchanged for shares of Class A Common Stock or (C) any other economic rights (except for payments in cash in lieu of receipt of fractional shares of stock) shall, in addition to the vote of the holders of shares of any class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation, also require the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock voting separately as a series and the affirmative vote of the holders of a majority of the outstanding shares of Class D Common Stock voting separately as a series. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any Person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any sentence of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby. Each reference in this Certificate of Incorporation to any article, section or provision of the Bylaws, the Stockholders’ Agreement or the LLC Agreement, as applicable, shall include, without limitation, any equivalent provision and any such article, section or provision as renumbered as a result of any amendment alteration, change, repeal or adoption of any other provision thereof.

ARTICLE X

To the fullest extent permitted by the DGCL as it exists on the date hereof or as it may hereafter be amended, no Director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of his or her fiduciary duties as a director or officer. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a Director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. All references in this Article X to a Director shall also be deemed to refer to such other person or persons who, pursuant to a provision of this Certificate of Incorporation, exercise or perform any of the powers or duties otherwise conferred or imposed upon the Board of Directors by the DGCL. No amendment to, or modification or repeal of, this Article X shall adversely affect any right or protection of a Director or of any officer, employee or agent of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

ARTICLE XI

Section 11.1 Corporate Opportunities. To the fullest extent permitted by the laws of the State of Delaware and in accordance with Section 122(17) of the DGCL (or any successor provision thereto), (i) the Corporation hereby renounces all interest and expectancy that it otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to KKR Related Parties or any Directors who are employees of or Affiliates of KKR Related Parties (other than any such Director who is also an employee of the Corporation or its subsidiaries) (each such Person, an “Exempt Person”); (ii) no Exempt Person will have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which the Corporation or its subsidiaries from time to time is engaged or proposes to engage or (2) otherwise competing, directly or indirectly, with the Corporation or any of its subsidiaries; and (iii) if any Exempt Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such Exempt Person or any of his or her respective Affiliates, on the one hand, and for the Corporation or its subsidiaries, on the other hand, such Exempt Person shall have no duty to communicate or offer such transaction or business opportunity to the Corporation or its subsidiaries and such Exempt Person or any of his or her respective Affiliates may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other Person. Notwithstanding the foregoing, the preceding sentence of this Article XI shall not apply to any potential transaction or business opportunity that is expressly offered to any Exempt Person solely in his or her capacity as a Director, officer, employee or other service provider of the Corporation or its subsidiaries.

To the fullest extent permitted by the laws of the State of Delaware, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the Corporation or its subsidiaries unless (i) the Corporation or its subsidiaries would be permitted to undertake such transaction or opportunity in accordance with this Certificate of Incorporation, (ii) the Corporation or its subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity, (iii) the Corporation or its subsidiaries have an interest or expectancy in such transaction or opportunity and (iv) such transaction or opportunity would be in the same or similar line of business in which the Corporation or its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.

ARTICLE XII

Section 12.1 Section 203 of the DGCL. The Corporation expressly elects not to be governed by Section 203 of the DGCL and the restrictions and limitations set forth therein.

Section 12.2 Interested Stockholder Transactions. Notwithstanding anything to the contrary set forth in this Certificate of Incorporation, the Corporation shall not engage in any Business Combination (as defined below) at any point in time at which any of the Corporation’s Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act with any Interested Stockholder (as defined below) for a period of three years following the time that such stockholder became an Interested Stockholder, unless:

(a)
prior to such time that such stockholder became an Interested Stockholder, the Board of Directors approved either the Business Combination or the transaction which resulted in such stockholder becoming an Interested Stockholder;
(b)
upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the Voting Stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by the Interested Stockholder) those shares owned by (A) persons who are Directors and also officers and (B) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(c)
at or subsequent to such time that such stockholder became an Interested Stockholder, the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the voting power of the outstanding shares of capital stock of the Corporation which is not owned by such Interested Stockholder.

Section 12.3 Definitions. As used in this Certificate of Incorporation, the following terms shall have the following meaning:

(a)
“Affiliate” means (i) with respect to any Person (other than KKR Related Parties), an “affiliate” of such Person as defined in Rule 405 of the Securities Act, and (ii) with respect to any KKR Related Party, an “affiliate” of such KKR Related Party as defined in Rule 405 of the Securities Act and any investment fund, vehicle, managed account or holding company with respect to which Kohlberg Kravis Roberts & Co. L.P. or an Affiliate thereof serves as the general partner, managing member, discretionary manager or advisor, or in any such similar capacity; provided, however, that notwithstanding the foregoing, no KKR Related Party shall be deemed to be an Affiliate of the Corporation or any subsidiary or controlled Affiliate of the Corporation (or vice versa). Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds Voting Stock, in good faith and not for the purpose of circumventing this Article XII, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
(b)
“Associate,” when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, manager, officer or partner or is, directly or indirectly, the owner of 20% or more of the outstanding Voting Stock of such corporation, partnership, unincorporated association or other entity; (ii) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.
(c)
“Business Combination” means (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (A) with the Interested Stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Stockholder and as a result of such merger or consolidation, Section 12.2 is not applicable to the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, Transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding shares of capital stock of the Corporation; (iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the Interested Stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such; (B) pursuant to a merger under Section 251(g) (or any successor provision thereto) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the Interested Stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C) through (E) of this subsection (iii) shall there be an increase in the Interested Stockholder’s proportionate share of the stock of any class or series of the Corporation or of the Voting Stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments); (iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Stockholder; or (v) any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i) through (iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(d)
“Change of Control” means the occurrence of any of the following events: (i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Preferred Stock and/or any other class or classes or series of capital stock of the Corporation (if any) representing in the aggregate more than 50% of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote; (ii) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated a transaction or series of related transactions for the sale, lease, exchange or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets (including a sale of all or substantially all of the assets of OneStream Software LLC); (iii) there is consummated a merger or consolidation of the Corporation with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Corporation immediately prior to such merger or consolidation do not continue to represent, or are not converted into, voting securities representing more than 50% of the combined voting power of the outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof; or (iv) the Corporation ceases to be the sole managing member of OneStream Software LLC; provided, however, that a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which (a) the beneficial owners of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Preferred Stock and/or any other class or classes or series of capital stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and Voting Control (as defined below) over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions or (b) in the case of the foregoing clauses (i) or (iii), the KKR Related Parties or the Shea Related Parties are the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Preferred Stock and/or any other class or classes or series of capital stock of the Corporation (if any) representing in the aggregate more than 50% of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote (or, in the case of a transaction described in the foregoing clause (3), more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger of consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof).
(e)
“Continuing Member” means a holder of Common Units (other than the Corporation) as of the Effective Time.
(f)
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.
(g)
“Family Member” means, with respect to a natural person, each of the spouse, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such natural person (including adopted persons of any such person).
(h)
“Incapacity” shall mean that such holder is incapable of managing his or her financial affairs under the criteria set forth in the applicable probate code that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed practitioner. In the event of a dispute regarding whether a holder of Class C

Common Stock or Class D Common Stock has suffered an Incapacity, no Incapacity of such holder will be deemed to have occurred unless and until an affirmative determination regarding such Incapacity has been made by the Board of Directors.
(i)
“Independent Directors” means the Directors designated as independent directors in accordance with the listing standards of any national stock exchange on which the Corporation’s equity securities are listed for trading that are generally applicable to companies with common equity securities listed thereon.
(j)
“Interested Stockholder” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding Voting Stock of the Corporation, or (ii) is an Affiliate or Associate of the Corporation and was the owner of 15% or more of the outstanding Voting Stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person; provided, that, for the avoidance of doubt, no Shea Related Party, together or individually, shall be deemed an Interested Stockholder. Notwithstanding anything in this Article XII to the contrary, the term “Interested Stockholder” shall not include: (w) the KKR Related Parties or any of their current and future Affiliates (so long as such affiliate remains an affiliate) or Associates, including any investment funds managed, directly or indirectly, by KKR or any other Person with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing of shares of capital stock of the Corporation; (x) any Person who acquires ownership of fifteen percent (15%) or more of the then-outstanding Voting Stock of the Corporation directly or indirectly from a KKR Related Party, and excluding, for the avoidance of doubt, any Person who acquires Voting Stock of the Corporation through a brokers transaction executed on any securities exchange or other over-the-counter market or pursuant to an underwritten public offering; (y) a stockholder that becomes an Interested Stockholder inadvertently and (A) as soon as practicable divests itself of ownership of sufficient shares so that such stockholder ceases to be an Interested Stockholder and (B) would not, at any time within the three-year period immediately prior to a Business Combination between the Corporation and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition of ownership; or (z) any Person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, however, that such Person specified in this clause (z) shall be an Interested Stockholder if thereafter such Person acquires additional shares of Voting Stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such Person. For the purpose of determining whether a Person is an Interested Stockholder, the Voting Stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the Person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(k)
“KKR” means KKR Dream Holdings LLC, a Delaware limited liability company.
(l)
“KKR Related Parties” means KKR and its Affiliates.
(m)
“owner,” including the terms “own” and “owned,” when used with respect to any stock, means, for purposes of this Article XII, a Person that individually or with or through any of its Affiliates or Associates:
(i)
beneficially owns such stock, directly or indirectly;

(ii)
has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the owner of any stock because of such Person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more Persons; or
(iii)
has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (B) of subsection (ii) above), or disposing of such stock with any other Person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.
(n)
“Permitted Entity” means, with respect to any Qualified Stockholder, (i) any trust for the exclusive benefit of such Qualified Stockholder and/or one or more Family Members of such Qualified Stockholder; provided, that to the extent any shares are deemed to be held by the trustee of such trust in the trustee’s capacity as such, such trustee shall be deemed a Permitted Entity, (ii) any general partnership, limited liability company, corporation or other entity exclusively controlling, owned or controlled by, or under common control with, such Qualified Stockholder, one or more Family Members of such Qualified Stockholder or any other Permitted Entity, and (iii) any Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Qualified Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code.
(o)
“Permitted Transfer” means (i) with respect to shares of Class B Common Stock and Class C Common Stock, a Transfer of such shares of Class B Common Stock or Class C Common Stock by the holder thereof to (A) the Corporation or any of its subsidiaries, or (B) an Affiliate of such holder, so long as such holder also Transfers an equal number of such holder’s Common Units to such Permitted Transferee in accordance with the terms of the LLC Agreement; and (ii) with respect to shares of Class D Common Stock, (X) a Transfer of such shares of Class D Common Stock from a Qualified Stockholder, from a Permitted Entity, from a Family Member of a Qualified Stockholder, from the estate of a Qualified Stockholder or a Family Member of a Qualified Stockholder or from a Permitted Transferee, to a Qualified Stockholder, to any Family Member of a Qualified Stockholder, to the estate of a Qualified Stockholder or any Family Member of a Qualified Stockholder, or to any Permitted Entity; provided, that if the transferee of such shares of Class D Common Stock is not a Qualified Stockholder, then such Transfer shall qualify as a Permitted Transfer only if one or more of a Qualified Stockholder, a Permitted Entity or a spouse of a Qualified Stockholder shall have exclusive Voting Control with respect to such shares of Class D Common Stock following such Transfer or such shares shall be subject to a voting proxy in a form approved by the Board of Directors following such Transfer (it being understood that such voting proxy may be executed promptly following such Transfer and in no event later than 10 days thereafter); or (Y) a Transfer of such shares of Class D Common Stock from a holder to such holder’s Affiliate with the prior written approval of the Board of Directors; provided, that, in the case of the foregoing clause (Y), if the transferee of such shares of Class D Common Stock is not a Qualified Stockholder, then such Transfer shall qualify as a Permitted Transfer only if a Qualified Stockholder shall have exclusive Voting Control with respect to such shares of Class D Common Stock following such Transfer or such shares shall be subject to a voting proxy in a form approved by the Board following such Transfer (it being understood that such voting proxy may be executed promptly following such Transfer and in no event later than 10 days thereafter).

(p)
“Permitted Transferee” means a transferee of shares Class B Common Stock, Class C Common Stock or Class D Common Stock (or rights or interests therein), as applicable, received in a Transfer that constitutes a Permitted Transfer.
(q)
“Person” means any individual, corporation, partnership, limited liability company, unincorporated association or other entity.
(r)
“Qualified Stockholder” means (i) the registered holder of any shares of Class D Common Stock upon the completion of the IPO; and (ii) the initial registered holder of any shares of Class D Common Stock that are originally issued by the Corporation.
(s)
“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.
(t)
“Shea Related Parties” means Thomas Shea and his Affiliates.
(u)
“stock” means, for purposes of this Article XII, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.
(v)
“Stockholders’ Agreement” means that certain Stockholders’ Agreement to be entered into by and among the Company, KKR and the other parties named therein in connection with the IPO, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.
(w)
“Transfer” of a share of Class B Common Stock, Class C Common Stock or Class D Common Stock means, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), or the transfer of, or entering into a binding agreement with respect to the transfer of, Voting Control over such share by proxy or otherwise. Notwithstanding the foregoing, the following will not be considered a “Transfer”:
(i)
granting a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with (A) actions to be taken at an annual or special meeting of stockholders, or (B) any other action of the stockholders permitted by this Certificate of Incorporation;
(ii)
entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock, Class C Common Stock or Class D Common Stock, which voting trust, agreement or arrangement (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time, and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than (if applicable) the mutual promise to vote shares in a designated manner;

(iii)
any pledge of shares of Class B Common Stock, Class C Common Stock or Class D Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, that a foreclosure on such shares or other similar action by the pledgee will constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” at such time;
(iv)
the fact that the spouse of any Qualified Stockholder possesses or obtains an interest in such holder’s shares of Class B Common Stock, Class C Common Stock or Class D Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” that is not a “Permitted Transfer”;
(v)
any entry into a trading plan pursuant to Rule 10b5-1 under the Exchange Act with a broker or other nominee; provided, that a sale of such shares of Class B Common Stock, Class C Common Stock or Class D Common Stock pursuant to such plan shall constitute a “Transfer” at the time of such sale;
(vi)
entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a Change of Control or liquidation, dissolution or winding up of the affairs of the Corporation or other proposal, or consummating the actions or transactions contemplated therein (including, without limitation, tendering shares of Class B Common Stock, Class C Common Stock or Class D Common Stock or voting such shares in connection therewith or such other proposal, the consummation of such event or such other proposal or the sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of shares of Class B Common Stock, Class C Common Stock or Class D Common Stock or any legal or beneficial interest in shares of Class B Common Stock, Class C Common Stock or Class D Common Stock in connection with such event or such other proposal), provided that it was approved by a majority of the Independent Directors then in office; and
(vii)
any issuance or reissuance by the Corporation of a share of Class B Common Stock, Class C Common Stock or Class D Common Stock, or any redemption, purchase or acquisition by the Corporation of a share of Class B Common Stock, Class C Common Stock or Class D Common Stock.
(x)
“Voting Control” means, with respect to a share of capital stock or other security, the power (whether exclusive or shared) to vote or direct the voting of such security, including by proxy, voting agreement or otherwise.
(y)
“Voting Stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference in this Article XII to a percentage or proportion of Voting Stock shall refer to such percentage or other proportion of the votes of such Voting Stock.
(z)
“Whole Board of Directors” shall mean the total number of authorized Directors (from time to time) whether or not there exist any vacancies or unfilled newly created directorships.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed on this 23rd day of July, 2024.

ONESTREAM, INC.

By:	/s/ Holly Koczot
Name:	Holly Koczot
Title:	General Counsel and Secretary